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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

          AGREEMENT, dated as of the 28th day of July, 1999, by and between NEWS COMMUNICATIONS, INC., a Nevada corporation with offices at 174-15 Horace Harding Expressway, Fresh Meadows, New York 11365 ("NCI"), and STEVEN FARBMAN, residing
                                            ---
at One North Bridge Terrace, Mt. Kisco, New York 10549 ("Farbman").
                                                         -------

     NCI is engaged in the business of publishing and distributing community oriented newspapers and targeted audience publications; and

     NCI is desirous of employing Farbman as the President and Chief Executive Officer of NCI, and Farbman is desirous of serving NCI in such capacities, all upon the terms and subject to the conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1.   Employment.
          ----------

          NCI agrees to employ Farbman, and Farbman agrees to be employed by NCI, upon the terms and subject to the conditions of this Agreement.

     2.   Term.
          ----

          The term of this Agreement shall commence on the date Farbman informs NCI that he is able to commence employment with NCI, which shall be no later than the first business day after the expiration of any termination notice period under the Prior Employment Agreement (as defined below) (such commencement date being hereinafter referred to as the "Effective Date"), and
                                                        --------------
end on November 30, 2004, unless sooner terminated as hereinafter provided (the "Term").
 ----

     3.   Duties; Efforts; Indemnification.
          --------------------------------

          (a) Farbman shall serve as President and Chief Executive Officer of NCI and its subsidiaries. Subject to the general policy directions of the Board of Directors (the "Board") and NCI's Articles of Incorporation and By-Laws,
                   -----
Farbman shall have complete supervision and control over, and sole executive responsibility for, the business operations of NCI and its subsidiaries, including, but not limited to, the power to hire and fire all personnel and to establish a corporate office at a reasonable cost at a location in the New York metropolitan area in his discretion (the "Corporate Office"). Notwithstanding
                                          ----------------
the foregoing, Farbman shall not make decisions which materially change the editorial direction of the publications of NCI without the approval of the Board. Farbman shall have such other duties as customarily performed by the President and Chief Executive Officer and also have such other powers and duties as may be, from time to time, prescribed by the Board of NCI, provided that the nature of Farbman's powers and duties so prescribed shall not be inconsistent with Farbman's position and duties hereunder.

Farbman shall report directly and exclusively to the Board and no other executive officer will be appointed with authority over the business operations of NCI or its subsidiaries. During the Term, Farbman shall also be nominated to serve as a member of the Board.

          (b) Farbman shall devote, on a full time and exclusive basis, all of his business time, attention and energies to the business and affairs of NCI, shall use his best efforts to advance the best interests of NCI, and shall not during the Term be engaged in any other business activities, whether or not such business activities are pursued for gain, profit or other pecuniary advantage without Board consent; provided, however, that, it shall not be a violation of
                       --------  -------
this Agreement for Farbman to (i) serve on corporate, civic or charitable boards or committees and/or (ii) manage passive personal investments, so long as any such activities do not interfere with the performance of Farbman's responsibilities as an employee of NCI in accordance with this Agreement.

          (c) Subject to and in accordance with the provisions of the Certificate of Incorporation of NCI, which shall not, except as required by applicable law, be amended in this regard without Farbman's consent, NCI shall indemnify Farbman to the fullest extent permitted by the Nevada General Corporation Law, as amended from time to time, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by Farbman in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by Farbman of services for, or the acting by Farbman as a manager, officer or employee of, NCI, or any other Person (as such term is defined in Appendix A hereto) or enterprise at NCI's request. NCI shall use its commercially reasonable efforts to purchase and maintain during the Term directors' and officers' insurance with a liability limit of not less than $10,000,000, provided that the Board of Directors of NCI shall have the right to reduce the amount of insurance coverage if, in its opinion, coverage in such amount is available only on unreasonable terms but in no event shall such coverage be less than $2,000,000.

     4.   Compensation and Benefits.
          -------------------------

          (a) Base Salary.  NCI shall pay to Farbman a base salary (the "Base
              -----------                                                ----
Salary") of not less than $185,000, payable in accordance with NCI's payroll
------
practices for its executive employees. The Base Salary shall automatically increase at the end of each year of the Term by the annual percentage increase, if any, in the Consumer Price Index distributed by the United States Department of Labor and applicable to the New York metropolitan area. In addition, the Board of NCI will review the Base Salary and other compensation not less than annually during the Term with a view to their increase based upon Farbman's performance, the performance of NCI, inflation, then prevailing industry salary scales and other relevant factors. The Base Salary provided hereunder, as increased by the Board from time to time, shall not be reduced without Farbman's consent.

          (b) Cash Bonus.  Farbman shall be entitled to receive a performance-
              ----------
based cash bonus (the "Bonus"), in addition to and separate from Farbman's Base
                       -----
Salary, in accordance with the bonus formula attached as Exhibit A hereto. The Bonus shall be payable within 5 days after the delivery to the Board of NCI's audited financial statements for the preceding fiscal year. Farbman may be awarded an additional cash bonus in the sole discretion of the Board, it being acknowledged and agreed that the Board shall be under no obligation to make any additional cash bonus.

          (c) Incentive Compensation.  In addition to Farbman's Base Salary and
              ----------------------
Bonus, upon the execution of this Agreement, Farbman shall receive (i) a restricted stock award of 250,000 shares of NCI's common Stock (the "Restricted
                                                                     ----------
Stock Award") pursuant to a Management Restricted Stock Agreement and (ii)
-----------
options to purchase 830,000 shares of NCI's common stock (the "Option Grant")
                                                               ------------
pursuant to a Stock Option Agreement. Additionally, if NCI meets certain performance thresholds either through improvements in EBITDA (as defined in Exhibit A) or the appreciation in the trading price of NCI's Common Stock, Farbman may be awarded additional stock-based awards in the sole discretion of the Board, it being acknowledged and agreed that the Board shall be under no obligation to make any additional stock-based awards.

          (d) Out-of-Pocket Expenses.  NCI shall promptly pay to Farbman the
              ----------------------
reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by Farbman, shall promptly reimburse him for such payment, provided that Farbman properly accounts therefor in accordance with NCI's policy.

          (e) Participation in Benefit Plans.  Farbman shall be entitled to
              ------------------------------
participate in or receive benefits under any pension plan, health and accident plan or any other employee benefit plan or arrangement made available now or in the future by NCI to its employees and key management personnel.

          (f) Key Man Life Insurance.  NCI shall use commercially reasonable
              ----------------------
efforts to purchase and maintain on Farbman key-man life insurance in such amount and upon such terms or conditions as NCI may deem reasonable in order to discharge NCI's obligations under this Agreement; provided that the minimum amount of key-man life insurance to be maintained on Farbman's life shall be $3,000,000, of which $1,000,000 shall be payable to a beneficiary designated by Farbman for so long as Farbman is employed by NCI. Farbman shall cooperate with NCI in connection with obtaining and maintaining such policy, including the submission to physical examination and blood testing.

          (g) Vacation.  Farbman shall be entitled to paid vacation days in each
              --------
calendar year determined by NCI from time to time, but not less than four (4) weeks in any calendar year. Vacation shall be prorated in any calendar year of the Term during which Farbman is employed hereunder for less than an entire year in accordance with the number of days in such year during which he is so employed. Farbman shall also be entitled to all paid holidays given by NCI to its employees and key management personnel. No vacation time shall be paid for if not taken nor carried over into any subsequent calendar year unless NCI's policies then permit.

          (h) Automobile.  NCI shall pay and/or reimburse Farbman for up to a
              ----------
maximum of $20,000 per year to lease an automobile of Farbman's choice for Farbman's use, to equip such automobile with a car phone for use by Farbman in performing his duties hereunder

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

and to pay the costs of gas, garage, maintenance and up-keep of and insurance for the automobile.

     5.   Termination.
          -----------

          Farbman's employment hereunder shall be terminated upon Farbman's death or Farbman's voluntarily leaving the employ of NCI (other than for "Good Reason"), and may be terminated as follows:

          (a) For Cause.  NCI shall have the right to terminate Farbman's
              ---------
employment for "Cause."  A termination for "Cause" is a termination evidenced by
                                            -----
a resolution adopted by a vote of a majority of the members of the entire Board finding that Farbman has:

          (i) breached or failed to comply with any of the material terms of Section 2, 7, 8, 9 or 12 of this Agreement;

          (ii) continually failed in bad faith to perform his material duties under this Agreement;

          (iii) engaged in gross negligence or willful misconduct in connection with or arising out of the performance of his duties hereunder, including, without limitation, the misappropriation of funds;

          (iv) been repeatedly under the influence of drugs or alcohol (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of his duties under this Agreement, or while under the influence of such drugs or alcohol, engages in grossly inappropriate conduct during the performance of his duties under this Agreement;

          (v) engaged in behavior that would constitute grounds for liability for sexual harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines, the New York State Division of Human Rights and or any other applicable state regulatory body) or other egregious conduct violative of laws governing the workplace; or

          (vi) committed any act of fraud, larceny, misappropriation of funds or embezzlement or been convicted of a felony or a crime of moral depravity;

provided, however, that (A) in the case of clauses (i), (ii) and (iii) above,
--------  -------
Farbman shall receive thirty (30) days' advance written notice that the Board intends to meet to consider Farbman's termination for Cause and specifying the actions constituting Cause, Farbman shall have the opportunity to cure the conduct constituting Cause during such thirty (30) day period and/or Farbman shall be given a reasonable opportunity to be heard by the Board on the issue prior to the Board's vote on the matter, (B) any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for NCI shall be conclusively presumed to be done, or omitted to be done, by Farbman in good faith and in the best interests of NCI,
(C) in the case of clauses (i) or (ii), failure to achieve a qualitative level of performance shall not be grounds for termination for Cause and (D) in the case of clause (i), a breach of subsection 8(a)(iv) without demonstrable harm shall not constitute Cause.

          (b) For Disability  NCI shall have the right to terminate Farbman's
              --------------
Employment as a result of Farbman's "Disability." For purposes of this Agreement, a termination for "Disability" shall occur:
                              ----------

          (i) upon the thirtieth (30th) day after the Board has provided a written termination notice to Farbman supported by a written statement from a reputable independent physician mutually selected by the parties hereto to the effect that Farbman shall have become so incapacitated as to be unable to resume, within 120 days, his employment hereunder by reason of physical or mental illness or injury, or

          (ii) upon rendering of a written termination notice by NCI after Farbman has been unable to substantially perform his duties hereunder for 180 consecutive days (exclusive of any vacation permitted under Section 4(g) hereof) or for 180 days in any 360 day period by reason of any physical or mental illness or injury.

          If the Board determines, in good faith, that the Disability of Farbman has occurred based upon such determination by such physician or by such absences, it may give to Farbman written notice of its intention to terminate Farbman's employment. In such event, Farbman's employment with NCI shall terminate effective on the 30th day after receipt of such notice by Farbman; provided that, within the 30 days after such receipt, Farbman shall not have returned to full-time performance of his duties and indicated an ability to continue to perform such duties on a full-time basis. For purposes of this
Section 5(b), Farbman agrees to make himself available and to cooperate in any reasonable examination by a reputable independent physician mutually selected by the parties.

          (c) By Farbman for Good Reason.  Farbman shall have the right to
              --------------------------
terminate his employment with NCI for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean:
            -----------

          (i) Removal from, or failure to be reappointed, elected or reelected to, his position as President and Chief Executive Officer or member of the Board (other than for Cause or by reason of Farbman's death or disability); or

          (ii) Material diminution in Farbman's title, position, duties or responsibilities, or the assignment to Farbman of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the positions specified in this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith; or

          (iii) Reduction in Farbman's Base Salary or Bonus opportunity or any failure by the Board to implement any compensation (including equity) arrangements contemplated by this Agreement; or

          (iv) The continuous failure of NCI in bad faith to comply with any of its material obligations under this Agreement, the Restricted Stock Agreement dated as of the date hereof between NCI and Farbman (the "Restricted Stock
                                                          ----------------
Agreement"), the Stock Option Agreement dated as of the date hereof between NCI
---------
and Farbman (the "Option Agreement"), the Stockholders' Agreement dated as of
                  ----------------
the date hereof among NCI, Farbman and certain other stockholders of NCI (the "Stockholders' Agreement"), the Subscription Agreement dated as of the date
------------------------
hereof among NCI, Wilbur L. Ross ("Ross"), J. Morton Davis ("Davis") and Melvyn
                                   ----                      -----
I. Weiss ("Weiss") (the "Subscription Agreement") and any other documents
           -----         ----------------------
relating to the retirement of the $2.5 million debt (collectively, the "Debt
                                                                        ----
Documents") and any other benefit plans of NCI pursuant to which NCI may have an
---------
obligation to Farbman (the "Benefit Plans," and together with the Debt
                            -------------
Documents, this Agreement, the Restricted Stock Agreement and the Option Agreement, the "Farbman Agreements"), in any case other than an isolated,
                ------------------
insubstantial and inadvertent failure and which is remedied by NCI promptly after receipt of notice thereof given by Farbman; or

          (v) Failure of NCI to comply with any material regulatory requirement applicable to it including, without limitation, the rules and regulations of the SEC, which failure persists following an objection by Farbman to the compliance status of NCI, unless such failure is caused by Farbman's acts or his failure to act by virtue of his position as a director and/or officer of NCI; or

          (vi) Relocation without consent of Farbman to an office other than the Corporate Office or relocation of the Corporate Office to a location outside the New York metropolitan area;

          (vii) Any reason during the 90-day period subsequent to the expiration of 6 months following a Change of Control (as such term is defined in Appendix A hereto);


          (viii) Failure by NCI to pay amounts due under this Agreement which continues for 30 business days following notice;

          (ix) The failure of any of Ross, Davis or Weiss to perform his obligations under the Subscription Agreement or the failure of the Board to permit Farbman to cause NCI to utilize the proceeds from the Subscription Agreement to retire NCI's $2.5 million indebtedness to D.H. Blair Investment Banking Corp. and Rothschild Recovery Fund L.P.;

          (x) The failure of NCI to reduce the size of the Board of NCI from 16 to 9 members within 30 days of the date hereof or the failure of the Board to be constituted in the manner set forth in Section 3(b) of the Stockholders' Agreement.

          Farbman shall not terminate his employment for Good Reason unless and until he has delivered to the Board not less than 15 days notice that he intends to terminate his employment for Good Reason, which notice shall specify the reasons for termination, and the Board fails to remedy the circumstances giving rise to Farbman's notice within such 15 day period.

     6.   Effect of Termination.
          ---------------------

          (a) Death or Disability.  In the event of the termination of Farbman's
              -------------------
employment as a result of his death or Disability, NCI shall:

          (i) pay to Farbman or his estate, as the case may be, the Base Salary through the date of his death or Disability (pro rated for any partial month);

          (ii) pay to Farbman or his estate, as the case may be, any accrued and unpaid Bonus in accordance with Section 4(b);

          (iii) reimburse Farbman, or his estate, as the case may be, for any expenses pursuant to Section 4(d) (the amounts payable pursuant to the foregoing clauses (i), (ii) and (iii) are hereafter referred to as the "Accrued
                                                              -------
Obligations");
-----------

          (iv) pay to Farbman or his estate in a lump sum an amount equal to his annual Base Salary then in effect; provided, however, that no such payment shall
                                   --------  -------
be made in the case of Farbman's death if the life insurance described in
Section 4(f) shall have been maintained at the time of his death; and

          (v) provide to Farbman and/or his family, as the case may be, (A) for the first year after Farbman's death or Disability (or such longer period as is required under COBRA), continued coverage under all welfare benefit plans including medical, accident, life or other disability plans and programs in which Farbman and his family participated immediately prior to his death or Disability, and sharing in the cost of such benefit coverage in the same proportion as was in effect for Farbman immediately prior to his death or Disability and (B) after such 1 year period, Farbman or his estate, as the case may be, shall be responsible for the full cost of Farbman's COBRA payments.

          (b) For Cause by NCI, by Farbman Voluntarily (other than for Good
              -------------------------------------------------------------
Reason) or upon expiration of this Agreement.  In the event that Farbman's
--------------------------------------------
employment is terminated by NCI for Cause, by Farbman voluntarily (other than for Good Reason) or upon expiration of this Agreement, NCI shall pay to Farbman the Accrued Obligations, and Farbman shall have no further entitlement to any other compensation or benefits from NCI, except as set forth herein or in the Farbman Agreements (other than this Agreement).

          (c) Other than as a result of Farbman's death, by NCI for Cause or as
              -----------------------------------------------------------------
a result of Farbman's Disability or by Farbman for Good Reason.  In the event
--------------------------------------------------------------
that Farbman's employment is terminated by NCI other than for Cause, death or Disability or is terminated by Farbman for Good Reason, then in any such event, subject to receipt of a release of NCI and its directors, officers and employees and their respective successors and assigns of claims of Farbman against them solely by reason of his termination of employment hereunder:

          (i) NCI shall pay to Farbman the Accrued Obligations;

          (ii) NCI shall pay to Farbman in a lump sum an amount equal to (A) the sum of (x) the Base Salary then in effect and (y) the greater of the Bonus for the year preceding his termination or the Bonus that he would have received had he completed the year in which his termination occurred multiplied by (B) the lesser of (x) two (2) or (y) the number of years remaining in the Term (including fractional portions of a year), but in no event shall the multiplier be less than one (1); and

          (iii) NCI shall, provide to Farbman, (A) for the first year after Farbman's termination (or such longer period as is required under COBRA), continued coverage under all welfare benefit plans including medical, accident, life or other disability plans and programs in which Farbman participated immediately prior to his termination, and sharing in the cost of such benefit coverage in the same proportion as was in effect for Farbman immediately prior to his termination and (B) after such 1 year period, Farbman or his estate, as the case may be, shall be responsible for the full cost of Farbman's COBRA payments.

          (d) This Section 6 and Section 4(f) and the Farbman Agreements (other than this Agreement) set forth the only obligations of NCI with respect to the termination of Farbman's employment with NCI, and Farbman acknowledges that upon the termination of his employment, he shall not be entitled to any payments or benefits which are not explicitly provided herein, in Section 4(f) or in the Farbman Agreements (other than this Agreement). Any an all accrued obligations shall be paid within fifteen (15) days of the termination of Farbman's employment.

          (e) In no event shall Farbman be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Farbman under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Farbman obtains other employment.

     7.   Covenant Regarding Inventions and Copyrights.
          --------------------------------------------

          Farbman shall disclose promptly to NCI any and all inventions, discoveries, improvements and patentable or copyrightable works developed, initiated, conceived or made by him, either alone or in conjunction with others, during the Term hereof and related to the business or activities of NCI, and he assigns and shall assign, without additional consideration, all of his interest therein to NCI or its nominee; whenever requested to do so by NCI, Farbman shall execute any and all applications, assignments or other instruments which NCI shall deem necessary to apply for and obtain letters patent, trademarks or copyrights of the United States or any foreign country, or otherwise protect NCI's interest therein. These obligations shall continue beyond the conclusion of the Term with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by Farbman during the Term and shall be binding upon Farbman's assigns, executors, administrators and other legal representatives.

     8.   Protection of Confidential Information.
          --------------------------------------

          (a) As a significant inducement to NCI to enter into and perform its obligations under this Agreement and to deliver to Farbman the Restricted Stock Award and the

Option Grant, Farbman acknowledges that he has been and will be provided with information about, and his employment by NCI will, throughout the Term, bring him into close contact with, many confidential affairs of NCI, including proprietary information about costs, profits, markets, sales, customers, advertisers, vendors, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods, plans for future developments and other information not readily available to the public, all of which are highly confidential and proprietary and all of which were developed by NCI at great effort and expense. Farbman further acknowledges that the services to be performed by him under this Agreement are of a special unique, unusual, extraordinary and intellectual character and that the nature of the relationship of Farbman with NCI is such that Farbman is capable of competing with NCI. In recognition of the foregoing, Farbman covenants and agrees during the Term and thereafter he will:

          (i) keep secret all confidential matters of NCI and not disclose them to anyone outside of NCI, either during or after the Term, except with NCI's prior written consent;

          (ii) not make use of any of such confidential matters for his own purposes or the benefit of anyone other than NCI, provided that the confidential matters referred to in clauses (i) and (ii) of this Section 8(a) shall not apply to information which is generally known to the public other than as a result of Farbman's breach of this Section 8(a); and

          (iii) deliver promptly to NCI on termination of this Agreement, or at any time NCI may so request, all confidential memoranda, notes, records, reports and other confidential documents (and all copies thereof) relating to the business of NCI, which he may then possess or have under his control, except that he may retain personal notes, notebooks, journals and diaries provided that such materials do not contain confidential information; and

          (iv) not disparage NCI, any Affiliate (as such term is defined in Appendix A hereto) of NCI, any Board member, officer or employee of NCI, or any Affiliate of any such Board member, officer or employee of NCI by making any oral or written negative statements or representations about any of them.

          (b) As an inducement to Farbman to enter into and perform his obligations under this Agreement , NCI acknowledges that it has been and will be provided with information about Farbman which is confidential. In recognition of the foregoing, NCI covenants and agrees during the Term and thereafter it will:

          (i) keep secret all confidential matters of Farbman and not disclose them to anyone other than Farbman, either during or after the Term, except with Farbman's prior written consent;

          (ii) not make use of any of such confidential matters for its own purposes or the benefit of anyone other than Farbman, provided that the confidential matters referred to in clauses (i) and (ii) of this Section 8(b) shall not apply to information which is generally known to the public other than as a result of NCI's breach of this Section 8(b); and

          (iii) not disparage Farbman or any Affiliate of Farbman by making any oral or written negative statements or representations about any of them.

     9.   Restriction of Competition; Interference; and Non-Solicitation.
          --------------------------------------------------------------

          As a significant inducement to NCI to enter into and perform its obligations under this Agreement and to deliver to Farbman the Restricted Stock Award and the Option Grant, Farbman covenants and agrees that, during the Term and for a period of (x) two (2) years after the termination of his employment by NCI for Cause or by Farbman without Good Reason or (y) one (1) year after the termination of Farbman's employment by NCI without Cause, by Farbman for Good Reason or as a result of Farbman's Disability, (the "Restricted Period"),
                                                     -----------------
Farbman will not, and shall not cause any person, partnership, corporation, limited liability company or other Affiliate of Farbman to, directly or indirectly or by action in concert with others:

          (a) enter into the employ of, or render any services to, any person or entity engaged in (i) the publication of community oriented newspapers in the specific local geographic communities to which such publications of NCI are directed or to which NCI is actively and demonstrably planning to direct publications at the expiration of the Term, (ii) the publication of any other newspaper, magazine or periodical the content of which is similar to or competitive with any publication of NCI (e.g., The Hill) having circulation that is directed to a specific demographic group to whom publications of NCI are directed or to which NCI is actively and demonstrably planning to direct publications at the expiration of the Term (iii) a line or lines of business that directly competes within the same geographic market in which a line or lines of business of NCI accounting for more than 5% of NCI's gross revenues operates at the expiration of the Term or (iv) a line or lines of business that directly competes within the same geographic market in which a line or lines of business of NCI operates or NCI is actively and demonstrably proposing to operate at the expiration of the Term and which line or lines of business are projected by NCI's then current business plan to represent more than 5% of NCI's gross revenues within two years following the expiration of the Term (each, a "Competitive Business");
---------------------

          (b) become interested in or engage in a Competitive Business for his own account or as an individual, partner, stockholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor, franchisee or in any other relationship or capacity; or

          (c) interfere with NCI's relationship with, or endeavor to entice away from NCI, or otherwise induce any Person or entity who or which is or was an employee, customer or supplier of, or maintained a business relationship with, NCI at the time of, or within six months prior to, the expiration of the Term or which NCI has solicited or has definitively prepared to solicit at the time of termination to terminate or otherwise refrain from renewing or entering into an employment or other relationship with NCI;

provided, however, that (i) the provisions of clause (a) shall not be deemed to
--------- -------
preclude Farbman from engagement by a corporation or entity some of the activities of which are competitive with the Competitive Business if Farbman's engagement does not, directly or indirectly, relate to, and Farbman is segregated completely from, such Competitive Business and (ii) nothing contained in this Section 9 shall be deemed to prohibit Farbman from directly acquiring or holding, solely for investment, securities of any corporation or entity some of the activities of which constitute a Competitive Business so long as such securities do not, in the aggregate, constitute more than five percent (5%) of any class or series of outstanding securities of such corporation or entity.

     10.  Specific Remedies.
          -----------------

          For the purposes of Sections 7, 8 and 9 of this Agreement, references to NCI shall include all current and future majority-owned subsidiaries of NCI and all current and future joint ventures in which NCI may from time to time be involved. It is understood by Farbman and NCI that the covenants contained in this Section 10 and Sections 7, 8 and 9 are essential elements of this Agreement and that, but for the agreement of Farbman to comply with such covenants, NCI would not have agreed to enter into this Agreement. NCI and Farbman have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by NCI and all interests of NCI and its stockholders. Farbman agrees that the covenants of Sections 7, 8 and 9 are reasonable and valid. If Farbman commits a breach of any of the provisions of Sections 7, 8 or 9 hereof, such breach shall be deemed to be grounds for termination for Cause. In addition, Farbman acknowledges that NCI may have no adequate remedy at law if he violates any of the terms hereof. Farbman therefore understands and agrees that NCI shall have without prejudice as to any other remedies:

          (a) the right upon application to any court of proper jurisdiction and without posting of any bond or other security whatsoever, to a temporary restraining order, preliminary injunction, injunction, specific performance or other equitable relief, it being acknowledged and agreed that any such breach will cause irreparable injury to NCI and that money damages will not provide an adequate remedy to NCI; and

          (b) the right to apply to any court of proper jurisdiction, to require Farbman to account for and pay over all compensation, profits, monies, accruals, increments and other benefits (collectively the "Benefits") derived or received
                                                 --------
by Farbman as a result of any transaction constituting a breach of any of the provisions of Sections 7, 8 or 9, and, if a court so orders, Farbman hereby agrees to account for and pay over such Benefits to NCI.

     11.  Independence; Severability and Non-Exclusivity.
          ----------------------------------------------

          Each of the rights enumerated in Sections 7, 8 or 9 hereof and the remedies enumerated in Section 10 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to NCI at law or in equity. If any provision of this Agreement, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants set forth herein is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect NCI's right to the relief provided in Section 10 or otherwise in the court of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

     12.  Acknowledgements of Farbman and NCI.
          -----------------------------------

          (a) Farbman acknowledges that NCI shall have the right but not the obligation to use Farbman's name or likeness for any publicity or advertising purpose.

          (b) Farbman represents that he has the right to enter into this Agreement and this Agreement constitutes the valid and binding obligation of him enforceable in accordance with its terms, except that Farbman makes no representation as to whether this Agreement conflicts with the provisions of
Section 5 of that certain employment agreement dated August 1, 1998 by and between Farbman and American Lawyer Media, Inc. (the "Prior Employment
                                                      ----------------
Agreement"). Except for the Prior Employment Agreement, Farbman is not subject to any restrictive covenant. Farbman represents that he has not breached and will not breach the terms of Sections 5(a),(c),(d) or(e) of the Prior Employment Agreement, and Farbman has not entered into, and he agrees that he will not enter into, any agreement, either written or oral, in conflict with this Agreement.

          (c) NCI represents that, as of the date hereof, it is in compliance, in all material respects, with any material regulatory requirement applicable to it, including without limitation, the rules and regulations of the SEC.

     13.  Gross-Up in connection with a Change of Control.
          -----------------------------------------------

          In the event that, as a result of the payments to which he becomes entitled by reason of a Change of Control pursuant to the terms hereof or the terms of any of the other Farbman Agreements (including but not limited to the payments provided for pursuant to Section 5 hereof and the accelerated vesting of restricted stock awards and stock options pursuant to the terms of the other Farbman Agreements), Farbman becomes subject to excise tax (the "Excise Tax")
                                                                 ----------
under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), NCI shall pay to Farbman as additional compensation an amount (the
 ----
"Gross-Up Payment") equal to one half of the Gross-Up Amount.  The term "Gross-
-----------------                                                        -----
Up Amount" shall be an amount which, after payment by Farbman of all taxes
---------
(including any federal, state and local income tax and excise tax) upon such amount would allow Farbman to retain an amount equal to the Excise Tax. For purposes of determining whether Farbman will be subject to the Excise Tax and the amount of such Excise Tax,

          (a) any other payments or benefits received or to be received by Farbman in connection with a Change in Control or Farbman's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with NCI, any entity whose actions result in a Change in Control or any entity affiliated with NCI) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by NCI's independent auditors and reasonably acceptable to Farbman such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or are otherwise not subject to the Excise Tax,

          (b) the amount of payments or benefits treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of payments or benefits conferred on Farbman by reason of the Change of Control or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a), above), and

          (c) the value of any non-cash benefits or any deferred payment or benefit shall be determined by NCI's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Farbman shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Farbman's residence on the date on which the Excise Tax is incurred, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, Farbman shall repay to NCI, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), NCI shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by Farbman with respect to such excess) at the time that the amount of such excess finally is determined. Farbman and NCI each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax.

     14.  Disputes.
          --------

          Except as provided in Section 10 hereof, if NCI or Farbman shall dispute any termination of Farbman's employment hereunder or if a dispute concerning any provision hereof or of the other Farbman Agreements shall exist:

          (a) either party shall have the right (but not the obligation) to compel binding, enforceable and non-appealable arbitration of the dispute in the City of New York, County of New York under the rules of the American Arbitration Association by giving written notice of arbitration to the other party within thirty (30) days after notice of such dispute has been received by the party to whom notice has been given;

          (b) in any such an arbitration: (i) the panel shall consist of three attorneys, each with not less than 10 years of experience in employment law,
(ii) the Federal Rules of Evidence shall apply, (iii) the panel shall render written findings of fact and conclusions of law, and (iv) the findings of fact shall be binding on the parties and the conclusions of law shall be subject to appeal; and

          (c) if such dispute (whether or not submitted to arbitration pursuant to Section 14(a) hereof) results in a determination that (i) NCI did not have the right to terminate Farbman's employment under the provisions of this Agreement or (ii) the position taken by Farbman is to any extent correct, NCI shall promptly pay, or if theretofore paid by Farbman, shall promptly reimburse Farbman for, all reasonable costs and expenses (including reasonable attorney's fees) incurred by Farbman in connection with such dispute.

     15.  Attorneys Fees.
          --------------

          NCI shall promptly, after the date hereof, reimburse Farbman for reasonable attorneys fees and costs incurred by him in connection with the negotiation and execution of this Agreement and the other Farbman Agreements, subject to a maximum amount of $25,000.

     16.  Successors; Binding Effect; Third Party Beneficiaries.
          -----------------------------------------------------

          In the event of a future disposition by NCI (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets, NCI will require any successor, by agreement in form and substance reasonably satisfactory to Farbman or by operation of law, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that NCI would be required to perform if no such disposition had taken place. As used in this Agreement, "NCI" shall mean NCI as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          This Agreement is personal to Farbman and, without the prior written consent of NCI, shall not be assignable by Farbman otherwise than by will or the laws of descent and distribution with respect to Farbman's rights, if any, to be paid or receive benefits hereunder. This Agreement shall inure to the benefit of and be enforceable by Farbman's legal representatives. Except for the foregoing, this Agreement shall not create any rights in favor of any party other than the parties hereto or their respective successors and assigns.

     17.  Headings.
          --------

          The headings of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof.

     18.  Acts and Documents.
          ------------------

          The parties agree to do, sign and execute all acts, deeds, documents and corporate proceedings necessary or desirable to give full force and effect to this Agreement.

     19.  Counterparts.
          ------------

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

     20.  Modifications and Waivers.
          -------------------------

          No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board and is agreed to in writing and signed by Farbman. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     21.  Entire Agreement.
          ----------------

          This Agreement, together with the other Farbman Agreements, constitute the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

     22.  Notices.
          -------

          Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission, (b) three (3) days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or (c) on the next business day, if mailed by an overnight mail service to the parties or sent by facsimile transmission,

if to NCI:                                   if to Farbman:
----------                                   --------------

    News Communications, Inc.                    Mr. Steven Farbman
    174-15 Horace Harding Expressway             One North Bridge Terrace
    Fresh Meadows, New York  11365               Mt. Kisco, New York  10549
    Attn.:  Chairman of the Board                Telecopy:  (914) 666-3165
    Telecopy:  (718) 357-4833
    (or the Corporate Office)

with a copy to:                              with a copy to:

    Piper & Marbury L.L.P.                       Davis Polk & Wardwell
    1251 Avenue of the Americas                  450 Lexington Avenue
    New York, New York  10020                    New York, New York  10017

    Attn:  Paul J. Pollock, Esq.                 Attn:  Beverly Chase, Esq.
    Telecopy:  (212) 835-6001                    Telecopy:  (212) 450-4800

or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopy or other similar means (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

     23.  Law Governing.
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law). Each of NCI and Farbman agrees that the federal or state courts located in the City of New York, State of New York shall have exclusive jurisdiction in connection with any dispute arising out of this Agreement that is not being resolved in accordance with Section 13. Any litigation proceeding under this Agreement shall be confidential in nature to the fullest extent permitted by applicable law.

     24.  Acts and Documents.
          ------------------

          The parties agree to do, sign and execute all acts, deeds, documents and corporate proceedings necessary or desirable to give full force and effect to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first set forth above.



                                           /s/ Steven Farbman
                                          -------------------
                                          Steven Farbman

                                          NEWS COMMUNICATIONS, INC.



                                          By:   /s/ Wilbur L. Ross, Jr.
                                             --------------------------
                                                 Wilbur L. Ross, Jr.
                                                 Chief Executive Officer

                                  Appendix A


Affiliate      means, when used with respect to a specified Person, another
               Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common
               Control with the Person specified.


Change     (a) The acquisition by any individual, entity or group (within the
of Control     meaning of of Section 13(d)(3) or 14(d)(2) of the Securities
               Exchange Act of 1934, as amended (the "Exchange Act")) (a
                                                      ------------
               "Person"), other than the current principal stockholders of NCI,
                ------
               of beneficial ownership (within the meaning of Rule 13d-3
               promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then outstanding shares of NCI Common
               Stock of NCI (the "Outstanding NCI Common Stock") or (B) the
                                  -----------------------------
               combined voting power of the then outstanding voting securities of NCI entitled to vote generally in the election of members of the Board or board of any corporate successor to the business of
               NCI (the "Outstanding NCI Voting Securities"); provided,
                         ---------------------------------    --------
               however, that for purposes of this subsection (a), the following
               -------
               acquisitions shall not constitute a Change of Control: (1) any acquisition of securities directly from NCI, (2) any acquisition by NCI, or (3) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) below; or

           (b) Individuals who, as of the Effective Date, constitute the Board as reconstituted in accordance with the Stockholders' Agreement (the "Incumbent Board") cease for any reason within any period of
                     ---------------
               18 consecutive months to constitute at least a majority of such Incumbent Board; provided, however, that any individual becoming
                                --------  -------
               a director subsequent to the Effective Date whose election, or nomination for election, by NCI's stockholders, was approved by a vote of at least a majority of the members then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

           (c) Consummation after the Effective Date of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NCI or the acquisition of assets of another corporation (a "Business Combination"), in each
                                                 --------------------
               case, unless, following such Business

               Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding NCI Securities and Outstanding NCI Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then Outstanding NCI Securities and the Outstanding NCI Voting Securities, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding NCI Securities and Outstanding NCI Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of NCI or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then Outstanding NCI Securities and the Outstanding NCI Voting Securities resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person had an ownership position in excess of such fifty percent (50%) of the Outstanding NCI Voting Securities prior to the Business Combination or (C) at least a majority of the members of the board of the entity resulting from such Business Combination were members of the Incumbent Board or Persons who replaced such Incumbent Board without causing a Change in Control pursuant to Section (b) above at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such Business Combination; or

           (d) Approval by the securityholders of NCI of a complete liquidation or dissolution of NCI.


Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                                   Exhibit A

                                 Bonus Formula

          The amount of the Bonus shall be calculated as set forth below:

          (i) for the six month period ended November 30, 1999, 15% of the amount by which EBITDA for such six month period exceeds EBITDA for the six month period ended November 30, 1998; and

          (ii) for the fiscal years ended November 30, 2000, 2001 and 2002 and for each fiscal year thereafter, 15% of the amount by which EBITDA for each such fiscal year exceeds EBITDA for the fiscal year immediately preceding such fiscal year;

          provided, however, that in no case shall the Bonus for any period set forth above exceed $700,000.

          For purposes of the foregoing, "EBITDA" shall mean with respect to any
                                          ------
period, earnings of NCI for such period before interest (including without limitation the interest component of any capital lease obligation), taxes, depreciation and amortization for such period; provided, that for purposes of determining EBITDA, (i) cash and non-cash compensation expenses resulting from Farbman's equity arrangements shall, to the extent deducted from earnings in calculating EBITDA in accordance with generally accepted accounting principles, be added back to earnings in calculating EBITDA and (ii) earnings shall exclude earnings from extraordinary items, including net gains or losses from sales of assets (other than asset sales in the ordinary course of business) or sales of stock. In comparing EBITDA of NCI at two different points in time, the parties agree that the determination of EBITDA shall be adjusted on a basis acceptable to both parties to reflect extraordinary, non-recurring items and events, such as acquisitions and divestitures and other corporate events which have occurred during the time period between the two such reference points in time.